EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Three Months Ended September 30, 2006 and 2005
(Unaudited)
(In thousands, except per share data)

	2006	2005

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$16,072	20,169

Denominator:
Basic earnings per share -
weighted-average shares	3,621	3,610

Effect of dilutive stock options	34	37

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,655	3,647

Basic earnings per share	$4.44	5.59

Diluted earnings per share	$4.40	5.53

EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)
(In thousands, except per share data)

	2006	2005

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$52,344	60,469

Denominator:
Basic earnings per share -
weighted-average shares	3,620	3,600

Effect of dilutive stock options	36	34

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,656	3,634

Basic earnings per share	$14.46	16.80

Diluted earnings per share	$14.32	16.64